                             AGREEMENT AND PLAN OF MERGER

                                        AMONG

                               MANNATECH, INCORPORATED

                            (AS THE SURVIVING CORPORATION)

                                         AND

                             EIGHT POINT SERVICES, INC.,

                              TRIPLE GOLD BUSINESS, INC.

                              FIVE SMALL FRY, INC., AND

                            BETA NUTRIENT TECHNOLOGY, INC.

                         (AS THE NON-SURVIVING CORPORATIONS)

                               DATED AS OF JUNE 1, 1997

                                  TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

    1.1  Board and Shareholder Meetings. . . . . . . . . . . . . .     1
    1.2  Execution of Articles of Merger . . . . . . . . . . . . .     1
    1.3  Effects of the Merger . . . . . . . . . . . . . . . . . .     1

ARTICLE 2 TERMS OF THE TRANSACTION . . . . . . . . . . . . . . . .     2

    2.1  Conversion of Shares. . . . . . . . . . . . . . . . . . .     2
    2.2  Exchange Procedures . . . . . . . . . . . . . . . . . . .     2
    2.3  Distributions with Respect to Unexchanged Shares. . . . .     3
    2.4  Dissenting Shareholders . . . . . . . . . . . . . . . . .     3
    2.5  Stock Legend. . . . . . . . . . . . . . . . . . . . . . .     3

ARTICLE 3 REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. . . .     4

    3.1  Representations, Warranties and Certain Covenants
         of Non-Surviving Corporations . . . . . . . . . . . . . .     4
         3.1.1 Due Organization and Authority. . . . . . . . . . .     4
         3.1.2 Capitalization. . . . . . . . . . . . . . . . . . .     4
    3.2  Representations and Warranties of Surviving Corporation .     4
         3.2.1 Due Organization and Authority. . . . . . . . . . .     4
         3.2.2 Capitalization of Surviving Corporation . . . . . .     5

ARTICLE 4 COVENANTS OF NON-SURVIVING CORPORATIONS. . . . . . . . .     5

    4.1  Authorizations. . . . . . . . . . . . . . . . . . . . . .     5
    4.2  Operation of Business . . . . . . . . . . . . . . . . . .     5
    4.3  Best Efforts. . . . . . . . . . . . . . . . . . . . . . .     5

ARTICLE 5 COVENANTS OF SURVIVING CORPORATION . . . . . . . . . . .     5

    5.1  Authorizations. . . . . . . . . . . . . . . . . . . . . .     5
    5.2  Best Efforts. . . . . . . . . . . . . . . . . . . . . . .     5

ARTICLE 6 CONDITIONS . . . . . . . . . . . . . . . . . . . . . . .     6

    6.1  Exchange Agreement. . . . . . . . . . . . . . . . . . . .     6
    6.2  Conditions to Obligations of Surviving Corporation. . . .     6
         6.2.1 Representations, Warranties and Covenants . . . . .     6
         6.2.2 No Pending Litigation . . . . . . . . . . . . . . .     6

                                          i



         6.2.3 No Material Adverse Change. . . . . . . . . . . . .     6
         6.2.4 Corporate Authorization of Merger . . . . . . . . .     7
         6.2.5 Dissenting Shareholders . . . . . . . . . . . . . .     7

    6.3  Conditions to Obligations of the Non-Surviving
         Corporations. . . . . . . . . . . . . . . . . . . . . . .     7

         6.3.1 Representations, Warranties and Covenants . . . . .     7
         6.3.2 No Pending Litigation . . . . . . . . . . . . . . .     7
         6.3.3 No Material Adverse Change. . . . . . . . . . . . .     7
         6.3.4 Corporate Authorization of Merger . . . . . . . . .     7

ARTICLE 7 TERMINATION; SURVIVAL; WAIVER AND AMENDMENT . . . . . .      8

    7.1  Termination . . . . . . . . . . . . . . . . . . . . . . .     8
    7.2  Effect of Termination . . . . . . . . . . . . . . . . . .     8
    7.3  Waiver and Amendment. . . . . . . . . . . . . . . . . . .     8

ARTICLE 8 OTHER PROVISIONS . . . . . . . . . . . . . . . . . . . .     9

    8.1  Expenses. . . . . . . . . . . . . . . . . . . . . . . . .     9
    8.2  Entire Agreement. . . . . . . . . . . . . . . . . . . . .     9
    8.3  Descriptive Headings. . . . . . . . . . . . . . . . . . .     9
    8.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . .     9
    8.5  Counterparts. . . . . . . . . . . . . . . . . . . . . . .    10
    8.6  Assignment. . . . . . . . . . . . . . . . . . . . . . . .    10
    8.7  Further Assurances. . . . . . . . . . . . . . . . . . . .    10


                             AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement"), dated as of June 1, 1997 (the "Execution Date"), is among Eight Point Services, Inc., a Texas corporation, Triple Gold Business, Inc., a Texas corporation, Five Small Fry, Inc., a Texas corporation, and Beta Nutrient Technology, Inc., a Texas corporation (collectively, the "Non-Surviving Corporations"), and Mannatech, Incorporated, a Texas corporation (the "Surviving Corporation"). The Surviving Corporation and the Non-Surviving Corporations may hereafter be collectively referred to as the "Constituent Corporations."

                                     WITNESSETH:

     WHEREAS, the Constituent Corporations deem it advisable to merge the Non-Surviving Corporations into the Surviving Corporation (the "Merger") pursuant to this Agreement, the Articles of Merger (as defined below) to be executed by the Constituent Corporations, and the Texas Business Corporation Act (the "Act");

     NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and agreements hereinafter contained, the Constituent Corporations hereby adopt this Agreement and agree as follows:

                                      ARTICLE 1

                                       GENERAL

     1.1 BOARD AND SHAREHOLDER MEETINGS. As soon as practical after the Execution Date, this Agreement and the transactions contemplated herein shall be submitted for approval by Board of Directors and the shareholders of each of the Constituent Corporations.

     1.2 EXECUTION OF ARTICLES OF MERGER. Subject to the provisions of this Agreement, Articles of Merger to effectuate the terms of this Agreement ("Articles of Merger") shall be executed by the appropriate officers of each of the Constituent Corporations and thereafter delivered to the Secretary of State of the State of Texas for filing. The Merger shall become effective upon the acceptance for filing of the Articles of Merger by the Secretary of State of the State of Texas, or on such later effective date and time as may be specified in the Articles of Merger (the "Effective Time"). At the Effective Time (i) the separate existence of the Non-Surviving Corporations shall cease and the Non-Surviving Corporations shall be merged with and into the Surviving Corporation, (ii) the Articles of Incorporation and Bylaws of the Surviving Corporation as in effect immediately prior to the Effective Time shall constitute the Articles of Incorporation and Bylaws of the Surviving Corporation, and (iii) the officers and directors of the Surviving Corporation at the Effective Time shall continue as the officers and directors of the Surviving Corporation.

     1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the respective Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thence forth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

                                      ARTICLE 2

                               TERMS OF THE TRANSACTION

     2.1 CONVERSION OF SHARES. At the Effective Time, each issued and outstanding share of common stock of the Non-Surviving Corporations, excluding any treasury shares and shares owned by persons who properly exercise their right to dissent under the Texas Business Corporation Act, shall, IPSO FACTO and without any action on the part of the holder thereof, be cancelled and be converted into the right to receive the following number of fully paid and nonassessable share of Common Stock of the Surviving Corporation, par value $0.01 per share:



                                               Number of Mannatech Shares     Total Number of Mannatech
                                               To Be Received For Each        Shares To Be Received For
                                               Outstanding Share of Non-      All Outstanding Shares of
                                               Non-Surviving Corporation      Non-Surviving Corporation Stock
                                               -------------------------      -------------------------------
Eight Point Services, Inc.                     0.010932                       109.32
Triple Gold Business, Inc.                     0.009074                        90.74
Five Small Fry, Inc.                           0.001858                        18.58
Beta Nutrient Technology, Inc.                 0.009068                        90.68



Each share of Common Stock of the Surviving Corporation which shall be issued and outstanding prior to the Effective Time shall remain outstanding.

     2.2 EXCHANGE PROCEDURES. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing Common Stock of a Non-Surviving Corporation (a "Certificate") shall, upon surrender of such Certificate or Certificates to the Surviving Corporation, be entitled to receive in exchange there for a certificate representing that number of whole shares of the Common Stock of the Surviving Corporation which such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate or Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Common Stock of the Surviving Corporation as contemplated by this Article 2.

     2.3 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Common Stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Common Stock of the Surviving Corporation represented thereby until the holder of record of such Certificate shall surrender such Certificate to the Surviving Corporation.

     2.4 DISSENTING SHAREHOLDERS. Each share of Common Stock of a Non-Surviving Corporation issued and outstanding immediately prior to the Effective Time, the holder of which has made written demand for the payment of the fair market value of his shares as provided for in Article 5.12A(1) of the Act, is herein called a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his Certificates pursuant to Section 2.2 hereof or otherwise has not effectively withdrawn or lost his dissenter's rights, shall not be converted into or represent the right to receive Common Stock of the Surviving Corporation pursuant to Section 2.2 hereof and shall be entitled only to such rights as are available to such holder pursuant to the Act. If any holder of Dissenting Shares shall effectively withdraw or lose his dissenter's rights under the Act, such Dissenting Shares shall be converted into the right to receive shares of Common Stock of the Surviving Corporation in accordance with the provisions of Section 2.2 hereof. Each Non-Surviving Corporation shall give the Surviving Corporation (i) prompt notice of any demands received from dissenting shareholders for payment for their shares of Common Stock of a Non-Surviving Corporation and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. No Non-Surviving Corporation shall, without the prior written consent of the Surviving Corporation, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

     2.5 STOCK LEGEND. Certificates representing shares of Common Stock of the Surviving Corporation issued to shareholders of the Non-Surviving Corporations shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS A REGISTRATION STATEMENT COVERING SUCH SHARES IS IN EFFECT OR THE CORPORATION HAS RECEIVED ADEQUATE ASSURANCES, ACCEPTABLE TO THE CORPORATION, THAT AN EXEMPTION FROM REGISTRATION EXISTS."

                                      ARTICLE 3


                  REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS


     3.1 REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF NON-SURVIVING CORPORATIONS. Each of the Non-Surviving Corporations severally represents and warrants to and covenants with the Surviving Corporation that:

          3.1.1 DUE ORGANIZATION AND AUTHORITY. It is a corporation duly organized and validly existing under the laws of the State of Texas. Subject to the requisite approval of its Board of Directors and shareholders, it has all necessary power and is duly authorized to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement does not, and subject to the approval of this Agreement by its Board of Directors and shareholders, the consummation of the Merger and the transactions contemplated herein will not, violate any provisions of its Articles of Incorporation or Bylaws.

          3.1.2 CAPITALIZATION. Its authorized capital stock and the number of its shares which are issued and outstanding are as follows:



                                              AUTHORIZED SHARES           ISSUED AND
NON-SURVIVING CORPORATION                      OF COMMON STOCK            OUTSTANDING
------------------------                      ------------------          -----------
Eight Point Services, Inc.                      1,000,000                   10,000

Triple Gold Business, Inc.                      1,000,000                   10,000

Five Small Fry, Inc.                            1,000,000                   10,000

Beta Nutrient Technologies, Inc.                1,000,000                   10,000



All of its issued and outstanding shares are validly issued, fully paid and nonassessable. As of the Effective Time, there will be no voting trusts, voting agreements or similar arrangements or understanding affecting any such shares. There are no existing options, warrants, calls, subscription rights, or other rights (including conversion rights) to acquire any' shares of its capital stock or any agreements calling for the issuance of any such shares.

     3.2 REPRESENTATIONS AND WARRANTIES OF SURVIVING CORPORATION. The Surviving Corporation represents and warrants to the Non-Surviving Corporations that:

          3.2.1 DUE ORGANIZATION AND AUTHORITY. The Surviving Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas. Subject to the requisite approval of its Board of Directors and shareholders, it has all necessary power and is duly authorized to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement does not, and subject to the approval of this Agreement by its Board of Directors and shareholders, the consummation of the merger and the transactions contemplated herein will not, violate any provisions of its Articles of Incorporation or Bylaws.

          3.2.2 CAPITALIZATION OF SURVIVING CORPORATION. The authorized capital stock of the Surviving Corporation consists of 10,000,000 shares of Common Voting Stock, of which 10,000 shares are issued and outstanding. Except for options which have been granted to present or former employees of the Surviving Corporation to purchase shares of the Common Stock of the Surviving Corporation, there are no existing options, warrants, calls, subscription rights, or other rights (including conversion rights) to acquire any shares of capital stock of the Surviving Corporation or any agreements calling for the issuance of any such shares.

                                      ARTICLE 4

                       COVENANTS OF NON-SURVIVING CORPORATIONS

     4.1 AUTHORIZATIONS. Each of the Non-Surviving Corporations will take all steps necessary to cause this Agreement and the transactions and other actions contemplated herein to be submitted for the approval of its Board of Directors and shareholders in accordance with Section 1.1 of this Agreement.

     4.2 OPERATION OF BUSINESS. Each of the Non-Surviving Corporations agree that from the date hereof through the Effective Time, except to the extent that the Surviving Corporation shall otherwise consent in writing, each of the Non-Surviving Corporations will operate its business substantially as presently operated and only in the ordinary course of business or as appropriate to consummate the Merger.

     4.3 BEST EFFORTS. Each of the Non-Surviving Corporations shall use its best efforts to cause the Effective Time of the Merger to occur at the earliest practicable time.

                                      ARTICLE 5

                          COVENANTS OF SURVIVING CORPORATION

     5.1 AUTHORIZATIONS. The Surviving Corporation will take all steps necessary to cause this Agreement and the transactions and other actions contemplated herein to be submitted for the approval of its Board of Directors and shareholders in accordance with Section 1.1 of this Agreement.

     5.2 BEST EFFORTS. The Surviving Corporation shall use its best efforts to cause the Effective Time of the Merger to occur at the earliest practicable time.

                                      ARTICLE 6

                                      CONDITIONS


     6.1 EXCHANGE AGREEMENT. Three of the Non-Surviving Corporations are corporate general partners of Texas limited partnerships (collectively, the "Partnerships"), as follows:



       NON-SURVIVING CORPORATION                    PARTNERSHIP
       -------------------------                    -----------
       Triple Gold Business, Inc.                   Power Three Partners, Ltd.

       Five Small Fry, Inc.                         Eleven Point Partners, Ltd.

       Beta Nutrient Technology, Inc.               Beta M. Partners, Ltd.



Pursuant to the terms of an Exchange Agreement dated June 1, 1997 (the "Exchange Agreement"), each of the limited partners of the Partnerships has agreed to contribute his respective limited partnership interest in each of the Partnerships to the Surviving Corporation in exchange for an agreed-upon number of shares of the Common Stock of the Surviving Corporation. In addition to the conditions set forth in Sections 6.2 and 6.3 below, the obligation of each Constituent Corporation to perform this Agreement is subject to the condition that the transactions contemplated by the Exchange Agreement shall have been consummated effective as of the Effective Time.

     6.2 CONDITIONS TO OBLIGATIONS OF SURVIVING CORPORATION. The obligation of the Surviving Corporation to perform this Agreement is subject to the satisfaction of each and every of the following conditions unless waived in writing by the Surviving Corporation.

          6.2.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Non-Surviving Corporations set forth in Section 3.1 hereof shall be true and correct in all material respects as of the date of this Agreement and at all times prior to the Effective Time, except as otherwise contemplated by this Agreement; and each of the Non-Surviving Corporations shall have performed and complied in all material respects with all of the agreements, obligations and covenants required to be performed by it here under.

          6.2.2 NO PENDING LITIGATION. No suit, action or other proceeding will be pending or (to the knowledge of any party hereto) threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.2.3 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition of any of the Non-Surviving Corporations since the date of this Agreement, and there shall not exist any material liability or obligation of any of the Non-Surviving Corporations of any kind whatsoever, whether accrued or unaccrued, direct or indirect, absolute or contingent, asserted or unasserted, except liabilities incurred in the ordinary course of business and consistent with past practice.

          6.2.4 CORPORATE AUTHORIZATION OF MERGER. All action necessary to authorize the execution, delivery and performance of this Agreement by each of the Constituent Corporations shall have been duly and validly taken by the Board of Directors and shareholders of each of the Constituent Corporations, and each of the Constituent Corporations shall have full power and right to merge on the terms provided herein.

          6.2.5 DISSENTING SHAREHOLDERS. No holders of the outstanding shares of Common Stock of any of the Non-Surviving Corporations shall have made written demand for the payment of the fair market value of their shares as provided for in Article 5.12A(1) of the Act.

     6.3 CONDITIONS TO OBLIGATIONS OF THE NON-SURVIVING CORPORATIONS. The obligation of the Non-Surviving Corporations to perform this Agreement is subject to the satisfaction of the following conditions, unless waived in writing by each of the Non-Surviving Corporations:

          6.3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Surviving Corporation set forth in Section
3.2 hereof shall be true and correct in all material respects as of the date of this Agreement and at all times prior to the Effective Time, except as otherwise contemplated by this Agreement; and the Surviving Corporation shall have performed and complied in all material respects with all of the agreements, obligations and covenants required to be performed by it hereunder.

          6.3.2 NO PENDING LITIGATION. No suit, action or other proceeding will be pending or (to the knowledge of any party hereto) threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.3.3 NO MATERIAL ADVERSE CHANCE. There shall have been no material adverse change in the financial condition or prospects of the Surviving Corporation.

          6.3.4 CORPORATE AUTHORIZATION OF MERGER. All action necessary to authorize the execution, delivery and performance of this Agreement by each of the Constituent Corporations shall have been duly and validly taken by the Board of Directors and the shareholders of each of the Constituent Corporations, and each of the Constituent Corporations shall have full power and right to merge on the terms provided herein.

                                      ARTICLE 7


                     TERMINATION; SURVIVAL; WAIVER AND AMENDMENT

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger:

          (a) By any Constituent Corporation in its sole and absolute discretion (which termination shall not be a breach of this Agreement) if the Effective Time has not occurred within ninety
               (90) days after the date of this Agreement; PROVIDED, HOWEVER, that no party may exercise a right of termination pursuant to this Section 7.1(a) if an event preventing the Effective Time from occurring shall be due to the willful failure of the party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed or observed by such party.

          (b)  By the mutual consent of all the Constituent Corporations; or

          (c) By the Surviving Corporation if events occur which render impossible compliance with one or more of the conditions set forth in Section 6.1 or 6.2 hereof and the satisfaction of such condition or conditions is not waived by the Surviving Corporation; or (ii) by any of the Non-Surviving Corporations if events occur which render impossible compliance with one or more of the conditions set forth in Section 6.1 or 6.3 hereof and the satisfaction of such condition or conditions is not waived by each of the Non-Surviving Corporations.

     7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the Merger without breach by any party hereto, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing contained in this Section 7.2 shall relieve any party hereto of any liability for a breach of this Agreement.

     7.3 WAIVER AND AMENDMENT. Any term or provision of this Agreement may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, and this agreement may be amended or supplemented at any time, whether before or after the directors and shareholders actions referred to in Section 1.1 hereof, by a written agreement executed by each of the Constituent Corporations.

                                      ARTICLE 8

                                   OTHER PROVISIONS

     8.1 EXPENSES. The Surviving Corporation shall pay all legal, accounting and other expenses incurred by any Constituent Corporation in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated herein.

     8.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the Merger and supersedes all prior arrangements or understandings with respect thereto. The parties hereto have made no representations, warranties or covenants other than those contained in this Agreement.

     8.3 DESCRIPTIVE HEADING. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     8.4 NOTICES. All notices, consents or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in person, by prepaid telex, telegram or telecopy, or by United States registered or certified mail, postage prepaid, addressed as follows:

                    IF TO ANY NON-SURVIVING CORPORATION:

                    Mr. Gary L. Watson
                    600 S. Royal Lane, Suite 600
                    Coppell, Texas 75019

                    WITH A COPY TO:

                    Mr. James M. Doyle, Jr.
                    Matthews & Branscomb, P.C.
                    One Alamo Center
                    106 S. St. Mary's, Suite 700
                    San Antonio, Texas 78205

                    IF TO THE SURVIVING CORPORATION:

                    Mannatech, Incorporated
                    600 S. Royal Lane, Suite 200
                    Coppell, Texas 75019
                    Attention: President

                    WITH A COPY TO:

                    Ms. Deanne Varner
                    600 S. Royal Lane, Suite 600
                    Coppell, Texas 75019


     8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same Agreement.

     8.6 ASSIGNMENT. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.7 FURTHER ASSURANCES. Each of the Constituent Corporations shall execute and deliver or cause to be executed and delivered to one another (or to applicable third parties) such further instruments, documents, certificates, consents, filings, recordings and conveyances, and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, each of the parties here to has caused this Agreement to be executed as of the day and year first above written.


                              SURVIVING CORPORATION


                                   Mannatech, Incorporated



                                   By: /s/ Samuel L. Caster
                                       ----------------------------------
                                        Samuel L. Caster, President



                              NON-SURVIVING CORPORATION


                                   Eight Point Services, Inc.



                                   By: /s/ Charles E. Fioretti
                                       --------------------------------
                                        Charles E. Fioretti, President

                                   Triple Gold Business, Inc.


                                   By: /s/  Charles E. Fioretti
                                       --------------------------------
                                        Charles E. Fioretti, President


                                   Five Small Fry, Inc.


                                   By: /s/  Charles E. Fioretti
                                       --------------------------------
                                        Charles E. Fioretti, President


                                   Beta Nutrient Technology, Inc.

                                   By: /s/  Charles E. Fioretti
                                       --------------------------------
                                        Charles E. Fioretti, President



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